Exhibit 10.5

ACKNOWLEDGEMENT AGREEMENT

This ACKNOWLEDGEMENT AGREEMENT (herein called the “Agreement”) is entered into as of January 30, 2008, by and between FIFTH THIRD BANK, 121 South Main Street, Akron, Ohio 44308 (herein called “Bank”) and DEVELOPMENT CAPITAL VENTURE, L. P., Virginia Gateway Professional Building, 7500 Iron Bar Lane, Suite 209 ,Gainesville, VA with mailing address of PO Box 399, Catharpin, VA 20143-0399 (herein called “DCV”).

WITNESSETH

WHEREAS, DCV has or will shortly enter into an agreement whereby it will acquire $ 2,000,000.00 in preferred stock (herein called the “Preferred Stock”) of DPAC TECHNOLOGIES (herein called “ Borrower”) (such agreement, the Preferred Stock, and all documents related thereto herein called the “Stock Agreements”, copies of which are attached hereto and made a part hereof), and

WHEREAS, Bank has requested that DCV agree to certain restrictions on its redemption rights under the Stock Agreements as a condition to extending credit to Borrowers, and

WHEREAS, DCV has agreed to restrict such rights.

NOW THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, Bank and DCV do hereby agree as follows:

1. DCV hereby agrees and consents that to the extent that DCV has the right to redeem or be subject to redemption of the Preferred Stock under the Stock Agreements, or otherwise, it will neither exercise such rights nor accept such redemption without the prior written consent of the Bank.

2. Except as specifically provided for herein, DVC’ s rights under the Preferred Stock shall be in accordance with the Stock Agreements, as they may be amended from time to time.

3. In the event the DCV exercises its rights to and/or obtains payment from the Borrower relating to the redemption of the Preferred Stock, the Bank shall be entitled to, and DCV shall immediately pay over to the Bank, the proceeds of the redemption for application upon the obligations of the Borrower to the Bank. To the extent that such proceeds exceed such obligations, the Bank will promptly return such proceeds to DCV.

4. This Agreement is not an executory contract and is created strictly for the benefit of the signatories hereto and to any of Bank’s successors or permitted assigns and DCV’s successors and permitted assigns, but in any event it shall not be used by any Trustee in Bankruptcy or a Bankruptcy Court or any other court, agency, or panel charged with the responsibility of establishing the priorities of the creditors and shareholders of the Borrower for the purpose of expanding upon or diminishing the rights of the parties hereto.

[This space is left blank intentionally.]

5. This Agreement may not be assigned by either party without the express, written, prior consent of the other party; provided, however, that notwithstanding the above, the Bank may assign this Agreement and/or the related credit to any of its affiliates. No waiver of any provision of this Agreement or of any rights hereunder shall be deemed to be made by the Bank unless such waiver is in writing signed on behalf of the Bank, and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the Bank or the obligations of the undersigned to the Bank in any other respect at any other time. Notice of acceptance of this subordination is hereby waived, and this agreement shall be immediately binding upon DCV, and the successor, and permitted assigns of DCV. This agreement shall be governed by and construed in accordance with the law of the State of Ohio.

Executed on the date set forth above.

DEVELOPMENT CAPITAL VENTURE, L. P.

By:	DCC Operating, Inc., General Partner

By:	/s/ Donald L. Murfin
Donald L. Murfin, Executive Vice President

Intending to be legally bound, Borrowers consent and agree to the terms of the above Agreement as of the date first above written:

DPAC TECHNOLOGIES CORP

By:	/s/ Steven D. Runkel
Steve Runkel, Chief Executive Officer

QUATECH, INC.

By:	/s/ Steven D. Runkel
Steve Runkel, Chief Executive Officer

Agreed to and Acknowledged by:

FIFTH THIRD BANK

By:	/s/ Michael H. Babb
Michael Babb, Vice President

2